Q2 FISCAL 2019 LETTER TO SHAREHOLDERS SEPTEMBER 17, 2019 CHEWY, INC. | LETTER TO SHAREHOLDERS 1

WE OUR CUSTOMERS At Chewy, we believe in providing our customers with an exceptional, high-bar level of service and a personalized shopping experience. Our knowledgeable, award- winning customer service team is available 24/7 and empowered to “WOW” customers with each interaction. Whether it’s sending a handwritten card to celebrate a pet’s birthday or gifting a hand-painted pet portrait, we “WOW” pet parents by building personal connections and creating meaningful experiences, every day. “@Chewy is one of the best companies out there. Their customer service is impeccable and I think it’s *so* sweet that they send all my pets handwritten birthday cards with cute lil messages in them. If you have pets, you should seriously be shopping Chewy.” - Customer post on Twitter OUR MISSION To be the most trusted and convenient online destination for pet parents everywhere. CHEWY, INC. | LETTER TO SHAREHOLDERS 2

Q2 Fiscal 2019

HIGHLIGHTS

NET SALES
$1.15 billion
43.2% YoY growth

ACTIVE CUSTOMERS
12.0 million
39.0% YoY growth

NET SALES PER ACTIVE CUSTOMER
$352
10.0% YoY growth



GROSS MARGIN
23.6%
300 basis points YoY improvement

NET LOSS
$(82.9) million
33.8% YoY improvement, excluding share-based compensation expense in Q2'19 and Q2'18[1]

ADJUSTED EBITDA[2]
$(29.2) million
45.4% YoY improvement

ADJUSTED EBITDA MARGIN[2]
(2.5)%
410 basis points YoY improvement

FINANCIAL & OPERATING DATA

(in thousands, except net sales per active customer and percentages)

	13 WEEKS ENDED		
	08/04/2019	07/29/2018	% CHANGE
Net sales	$ 1,153,545	$ 805,857	43.2%
Net loss[1]	$ (82,876)	$ (63,114)	(31.3)%
Adjusted EBITDA[2]	$ (29,183)	$ (53,408)	45.4%
Adjusted EBITDA margin[2]	(2.5)%	(6.6)%	
Net cash provided by (used in) operating activities	$ 21,807	$ (3,931)	654.7%
Free cash flow[2]	$ 9,866	$ (18,666)	152.9%
Active customers [3]	12,021	8,646	39.0%
Net sales per active customer [4]	$ 352	$ 320	10.0%
Autoship customer sales [5]	$ 799,618	$ 538,421	48.5%
Autoship customer sales as a percentage of net sales [5]	69.3%	66.8%	

[1] Net loss includes non-cash share-based compensation expense of $43.8M and $4.0M for the second quarter of 2019 and 2018, respectively.

[2] Adjusted EBITDA, adjusted EBITDA margin and free cash flow are non-GAAP financial measures. See "Non-GAAP Financial Measures" below for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

[3] We define active customers as a customer who has ordered, and for whom an order has shipped, at least once during the preceding 364-day period.

[4] We define net sales per active customer for a given fiscal quarter as the aggregate net sales for the preceding four fiscal quarters, divided by the total number of active customers at the end of that fiscal quarter.

[5] We define Autoship customers as customers for whom an order has shipped through our Autoship subscription program during the preceding 364-day period.

CHEWY, INC. | LETTER TO SHAREHOLDERS 3

DEAR SHAREHOLDER, We are pleased to share our results for the second quarter ended August 4, 2019. We continued to deliver strong year-over-year growth in net sales, while at the same time expanding gross and adjusted EBITDA margin: • Net sales exceeded $1.15 billion, an increase of 43% year-over-year • Gross margin of 23.6%, improved 300 basis points year-over-year • Adjusted EBITDA margin of (2.5%), improved 410 basis points year-over-year Time and again we hear from pet parents that their experience shopping with Chewy is one of the things that sets us apart in the industry. Our knowledgeable, award-winning customer service teams, broad assortment of price competitive brands, fast 1 to 2 day delivery and the convenience of e-commerce create high-touch, personalized experiences that drive customer engagement, and fuel brand loyalty and repeat purchasing. Keeping the customer at the center of everything we do is core to our mission of becoming the most trusted and convenient online destination for pet parents, and the team continues to execute well against our strategy of long-term, sustainable growth. CHEWY, INC. | LETTER TO SHAREHOLDERS 4

Q2 Fiscal 2019 BUSINESS HIGHLIGHTS Technology Enhanced Customer Experience Our team is constantly working on new ways to improve the shopping experience for pet parents, and in the second quarter we launched new features on our mobile application platforms. These include voice search to enable customers to conveniently find their product of choice using voice commands to search and browse, as well as navigation redesigns which are now providing a consistent and enjoyable browsing experience across all of our platforms. Innovation in the Chewy Pharmacy Our newest business, Chewy Pharmacy, continues to receive favorable reviews from our customers who love our overall value proposition in this space, and evangelize it to their network of friends and family. Furthering our goal of improving pet health and wellness, we continue to invest in product and business innovation that will make it easier for pet parents to shop our Chewy Pharmacy and veterinarians to partner with us, including tools targeted specifically at improving the veterinarian experience. Our newly launched RxManager is helping customers better manage their pet’s prescription diets and medications in a streamlined manner. This makes compliance and record keeping easier for pet parents and we are continuing to evolve this product to provide similar convenience to the veterinarian community in the future. CHEWY, INC. | LETTER TO SHAREHOLDERS 5

Marketing Enablement Given the rapid and consistent To that end, we recently launched customer and pet information into payback levels from our customers, a new Data Management Platform a single master dataset, creating a we strategically invest free cash flow to more effectively manage our proprietary platform that enables in new customer acquisition and investments across current and future us to better find and market to pet closely monitor key metrics, including marketing channels. In addition, parents across all platforms. acquisition costs and lifetime value. we have recently consolidated all Expanding Distribution Investments in fulfillment centers and distribution enable us to reach millions of customers even faster and are an investment in future growth, providing us the capacity we will need as we continue to scale the business while keeping customer experience at the forefront. We recently broke ground on our ninth fulfillment location in Salisbury, North Carolina. This new facility will be one of the largest in our network and is expected to enhance delivery capabilities across the Mid-Atlantic region. We also implemented an industrial-grade enterprise transport management system to drive continuous improvement in transportation and overall supply chain management. With the robust functionality this system will deliver, we will be able to better plan inbound and cross-fulfillment center transportation operations. CHEWY, INC. | LETTER TO SHAREHOLDERS 6

CHEWY GIVES BACK


BROWARD
COUNTY
FLORIDA
animal care
&adoption

3,000+

Nonprofit partners
we support through the Chewy Shelter & Rescue Network

> Thank you! Your donation has helped over 100 organizations and families with pets.
>
> **– Community Paws,** nonprofit partner and animal welfare organization

At Chewy, we are passionate about supporting pets and making a positive impact in communities across the country. Through our Shelter & Rescue Network, we provide vital support to more than 3,000 nonprofit partner organizations.

This year, we launched a distribution partnership with Rescue Bank, a program of GreaterGood.org, which allows us to support a wider network of community-based animal shelters and rescues. During times of critical need, such as natural disasters, we work directly with nonprofits to deliver emergency aid to animals in distress.

Recent emergency relief donations include:

- During Hurricane Dorian, we partnered with Voices of Change Animal League (VOCAL), a community-based animal welfare organization in North Central Florida, to provide much-needed supplies to pets affected or displaced by the catastrophic storm
- During Tropical Storm Barry in Louisiana, we partnered with Humane Society of the US to support more than 120 animals relocated from the affected areas to shelters in Virginia, South Carolina, and Georgia
- Through our Shelter & Rescue Network, we donated essential pet food and supplies to more than 20 animal organizations impacted by the Nebraska floods

CHEWY, INC. | LETTER TO SHAREHOLDERS 7

Q2 Fiscal 2019

FINANCIAL HIGHLIGHTS

Our second quarter 2019 results demonstrate continued top-line growth at scale emphasizing strength in the underlying business. Net sales grew by 43.2% compared to the second quarter of 2018, while gross margin reached a record 23.6%.

Net Sales

Second quarter net sales grew 43.2% year-over-year to $1.15 billion, compared to $805.6 million in the second quarter of 2018. We continued to see growth in our customer base as well as increased spending among our customers with net sales per active customer increasing to $352 compared to $320 in the second quarter of 2018.


($Millions)
$806
$876
$1,088
$1,109
$1,154
Q2'18
Q3'18
Q4'18
Q1'19
Q2'19

NOTE: Q4'18 included a 14th week due to retail calendar. Excluding this extra week, Q4'18 net sales were $1,005 million.

Autoship Customer Sales

Autoship customer sales grew 48.5% to $799.6 million in the second quarter of 2019, compared to $538.4 million in the second quarter of 2018 driven by growth in our Autoship customer base. We define Autoship customers as customers for whom an order has shipped through our Autoship subscription program during the preceding 364-day period. Autoship makes shopping with us even easier, providing pet parents with convenient and flexible automatic reordering and delivery.


($Millions)
$538
$580
$727
$744
$800
Q2'18
Q3'18
Q4'18
Q1'19
Q2'19

NOTE: Q4'18 included a 14th week due to retail calendar. Excluding this extra week, Q4'18 Autoship customer sales were $678 million.

Gross Margin

Gross margin grew 300 basis points to 23.6% in the second quarter of 2019 compared to 20.6% in the second quarter of 2018, driven by continued improvements in product margin, and supply chain efficiency gains.


16.6%
17.5%
20.2%
20.6%
23.6%
FY'16
FY'17
FY'18
Q2'18
Q2'19

NOTE: Gross Margin is defined as Gross Profit divided by Net Sales.

CHEWY, INC. | LETTER TO SHAREHOLDERS
8

Net Loss

Second quarter net loss was $82.9 million compared to $63.1 million in the second quarter of 2018. Excluding $43.8 million and $4.0 million of share-based compensation expense in the second quarter of 2019 and 2018, respectively, second quarter net loss decreased 33.8% year-over-year.

Our net margin was negative 7.2%, an improvement of 60 basis points year-over-year, driven by higher sales and expanding gross margin.

NOTE: Q2'19 Net loss of $82.9 million includes: (i) $43.8 million for share-based compensation expense and (ii) $2.2 million of other expenses incurred as a result of Chewy's IPO on June 18, 2019.



($Millions)
FY'16
FY'17
FY'18
Q2'18
Q2'19
$(107)
$(338)
$(268)
$(63)
$(83)

NOTE: FY'17 includes non-routine items: (i) $33.9 million for compensation expenses to our employees as a result of PetSmart's acquisition of us and (ii) $28.1 million of acquisition-related costs incurred for our benefit as part of PetSmart's acquisition of us. There were no similar items for FY'16, FY'18, Q2'18, and Q2'19.

Adjusted EBITDA

Second quarter adjusted EBITDA loss was $29.2 million, an improvement of $24.2 million compared to the second quarter of 2018. Our adjusted EBITDA margin was negative 2.5%, an improvement of 410 basis points year-over-year. Improvements in both adjusted EBITDA and adjusted EBITDA margin demonstrate our ability to acquire and retain customers, increase our share of wallet from those customers through catalog and category expansion, while scaling our operating expenses. Adjusted EBITDA is a non-GAAP financial measure. See "Non-GAAP Financial Measures" below for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.



($Millions)
FY'16
FY'17
FY'18
Q2'18
Q2'19
$(97)
$(251)
$(229)
$(53)
$(29)

NOTE: FY'17 includes non-routine items: (i) $33.9 million for compensation expenses to our employees as a result of PetSmart's acquisition of us and (ii) $28.1 million of acquisition-related costs incurred for our benefit as part of PetSmart's acquisition of us. There were no similar items for FY'16, FY'18, Q2'18, and Q2'19.

Net Cash Provided by (Used in) Operating Activities

Second quarter net cash provided by operating activities was $21.8 million, compared to net cash used of $3.9 million in the second quarter of 2018. Cash provided by operating activities in Q2 2019 primarily consisted of $82.9 million of net loss, adjusted for certain non-cash items, which primarily included depreciation and amortization expense of $7.6 million and $43.8 million of share-based compensation expense, partially offset by $51.7 million in cash generated by our favorable working capital cycle.



($Millions)
$7
$(80)
$(13)
$(4)
$22
FY'16
FY'17
FY'18
Q2'18
Q2'19

NOTE: FY'17 includes non-routine items: (i) $33.9 million for compensation expenses to our employees as a result of PetSmart's acquisition of us and (ii) $28.1 million of acquisition-related costs incurred for our benefit as part of PetSmart's acquisition of us. There were no similar items for FY'16, FY'18, Q2'18, and Q2'19.

CHEWY, INC. | LETTER TO SHAREHOLDERS
9

Free Cash Flow

Free cash flow was $9.9 million for the second quarter of 2019 compared to ($18.7) million in the second quarter of 2018. In the second quarter of 2019, free cash flow was impacted by capital investments totaling $11.9 million, primarily comprised of cash outlays for IT equipment, capitalization of internal labor, and launch of the Dayton, Ohio fulfillment center. Free cash flow is a non-GAAP financial measure. See "Non-GAAP Financial Measures" below for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.



($Millions)
$(15)
$(120)
$(58)
$(19)
$10
FY'16
FY'17
FY'18
Q2'18
Q2'19

NOTE: FY'17 includes non-routine items: (i) $33.9 million for compensation expenses to our employees as a result of PetSmart's acquisition of us and (ii) $28.1 million of acquisition-related costs incurred for our benefit as part of PetSmart's acquisition of us. There were no similar items for FY'16, FY'18, Q2'18, and Q2'19.

CLOSING

We will host a conference call and earnings webcast at 5:00 pm Eastern time today to discuss these results. Investors and participants can access the call by dialing (866) 393-4306 in the U.S. or (734) 385-2616 internationally, using the conference code 5198004. A live webcast will also be available on Chewy's investor relations website at investor.chewy.com. Thank you for taking the time to review our letter, and we look forward to your questions on our call this afternoon.

Sincerely,

Sumit Singh, CEO
Mario Marte, CFO

Media Contact:
Roxsanne Tai
mediainquiries@chewy.com

Investor Contact:
Kelsey Turcotte
ir@chewy.com

CHEWY, INC. | LETTER TO SHAREHOLDERS 10

Chewy, Inc. Condensed Consolidated Balance Sheets (in thousands, except share and per share data) As of August 4, February 3, 2019 2019 Assets (Unaudited) Current assets: Cash and cash equivalents $ 150,844 $ 88,331 Accounts receivable 59,995 48,738 Inventories 288,155 220,855 Due from Parent, net 2,088 78,712 Prepaid expenses and other current assets 29,939 11,949 Total current assets 531,021 448,585 Property and equipment, net 98,411 91,691 Operating lease right-of-use assets 181,053 — Other non-current assets 3,449 1,346 Total assets $ 813,934 $ 541,622 Liabilities and stockholders' deficit Current liabilities: Trade accounts payable $ 556,907 $ 502,880 Accrued expenses and other current liabilities 381,983 311,150 Total current liabilities 938,890 814,030 Operating lease liabilities 202,923 — Other long-term liabilities 33,854 63,534 Total liabilities 1,175,667 877,564 Stockholders' deficit: Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding as of August 4, 2019; no shares authorized, issued or outstanding as of February 3, 2019 — — Class A common stock, $0.01 par value per share, 1,500,000,000 shares authorized, 53,475,000 shares issued and outstanding as of August 4, 2019; no shares authorized, issued or outstanding as of February 3, 2019 535 — Class B common stock, $0.01 par value per share, 395,000,000 shares authorized, 345,125,000 shares issued and outstanding as of August 4, 2019; no shares authorized, issued or outstanding as of February 3, 2019 3,451 — Voting common stock, $0.01 par value per share, no shares authorized, issued or outstanding as of August 4, 2019; 1,000 shares authorized, 100 shares issued and outstanding as of February 3, 2019 — — Additional paid-in capital 1,338,813 1,256,160 Accumulated deficit (1,704,532) (1,592,102) Total stockholders' deficit (361,733) (335,942) Total liabilities and stockholders' deficit $ 813,934 $ 541,622 CHEWY, INC. | LETTER TO SHAREHOLDERS 11

Chewy, Inc. Condensed Consolidated Statements of Operations (In thousands, except per share data. Unaudited) 13 Weeks Ended 26 Weeks Ended August 4, 2019 July 29, 2018 August 4, 2019 July 29, 2018 Net sales $ 1,153,545 $ 805,587 $ 2,262,417 $ 1,569,049 Cost of goods sold 881,310 639,712 1,736,292 1,253,185 Gross profit 272,235 165,875 526,125 315,864 Operating expenses: Selling, general and administrative 244,563 139,747 426,460 262,900 Advertising and marketing 110,752 89,263 213,015 175,924 Total operating expenses 355,315 229,010 639,475 438,824 Loss from operations (83,080) (63,135) (113,350) (122,960) Interest income, net 204 21 920 31 Loss before income tax provision (82,876) (63,114) (112,430) (122,929) Income tax provision — — — — Net loss $ (82,876) $ (63,114) $ (112,430) $ (122,929) Net loss per share attributable to common Class A and Class B stockholders, basic and diluted $ (0.21) $ (0.16) $ (0.28) $ (0.31) Weighted average common shares used in computing net loss per share attributable to common Class A and Class B stockholders, basic and diluted 397,387 393,000 395,193 393,000 CHEWY, INC. | LETTER TO SHAREHOLDERS 12

Chewy, Inc. Condensed Consolidated Statements of Cash Flows (In thousands. Unaudited) 26 Weeks Ended August 4, 2019 July 29, 2018 Cash flows from operating activities Net loss $ (112,430) $ (122,929) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 14,579 10,075 Share-based compensation expense 51,013 7,318 Non-cash lease expense 8,964 — Amortization of deferred rent — 5,019 Other 2,002 166 Net change in operating assets and liabilities: Accounts receivable (11,257) 1,032 Inventories (67,300) (32,508) Prepaid expenses and other current assets (20,439) (2,150) Other non-current assets (2,002) 797 Trade accounts payable 54,027 61,440 Accrued expenses and other current liabilities 55,536 18,424 Operating lease liabilities (3,488) — Other long-term liabilities 1,461 4,113 Net cash used in operating activities (29,334) (49,203) Cash flows from investing activities Capital expenditures (24,163) (28,197) Cash advances provided to Parent (22,840) (70,348) Cash reimbursements of advances provided to Parent 23,858 106,744 Net cash (used in) provided by investing activities (23,145) 8,199 Cash flows from financing activities Proceeds from initial public offering, net of underwriting discounts, commissions and offering costs 115,228 — Payment of debt issuance costs (781) — Contribution from Parent 650 650 Principal repayments of finance lease obligations (105) — Net cash provided by financing activities 114,992 650 Net increase (decrease) in cash and cash equivalents 62,513 (40,354) Cash and cash equivalents, as of beginning of period 88,331 68,767 Cash and cash equivalents, as of end of period $ 150,844 $ 28,413 CHEWY, INC. | LETTER TO SHAREHOLDERS 13

Non-GAAP Financial Measures Adjusted EBITDA and Adjusted EBITDA Margin To provide investors with additional information regarding our financial results, we disclose adjusted EBITDA, a non-GAAP financial measure that we calculate as net loss excluding depreciation and amortization; share- based compensation expense; income tax provision; interest income (expense), net; management fee expense; transaction and other costs. We have provided a reconciliation below of adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We include adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non- cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. We believe it is useful to exclude non-cash charges, such as depreciation and amortization, share-based compensation expense and management fee expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense), net; and transaction and other costs as these items are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures; • adjusted EBITDA does not reflect share-based compensation and related taxes. Share-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy; • adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital; • adjusted EBITDA does not reflect transaction and other costs which are generally incremental costs that result from an actual or planned transaction and include transaction costs (i.e. IPO costs), integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems; • other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results. CHEWY, INC. | LETTER TO SHAREHOLDERS 14

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated.

($ in thousands, except percentages)	13 Weeks Ended		26 Weeks Ended	
Reconciliation of Net Loss to Adjusted EBITDA	**August 4, 2019**	**July 29, 2018**	**August 4, 2019**	**July 29, 2018**
Net loss	$ (82,876)	$ (63,114)	$ (112,430)	$ (122,929)
Add (deduct):				
Depreciation and amortization	7,630	5,357	14,579	10,075
Share-based compensation expense	43,783	4,045	51,013	7,318
Interest income, net	(204)	(21)	(920)	(31)
Management fee expense[(1)]	325	325	650	650
Transaction related costs	1,396	—	1,396	—
Other	763	—	763	—
Adjusted EBITDA	$ (29,183)	$ (53,408)	$ (44,949)	$ (104,917)
Net sales	$ 1,153,545	$ 805,587	$ 2,262,417	$ 1,569,049
Adjusted EBITDA margin	*(2.5)%*	*(6.6)%*	*(2.0)%*	*(6.7)%*

(1) Management fee expense allocated to us by PetSmart for organizational oversight and certain limited corporate functions. Although we are not a party to the agreement governing the management fee, this management fee is reflected as an expense in our condensed consolidated financial statements.

We define adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Free Cash Flow

To provide investors with additional information regarding our financial results, we also disclose free cash flow, a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment, including servers and networking equipment, capitalization of labor related to our website, mobile applications, and software development, and leasehold improvements). We have provided a reconciliation below of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.

We include free cash flow because it is an important indicator of our liquidity as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. There are limitations to using non-GAAP financial measures, including that other companies, including companies in our industry, may calculate free cash flow differently. Because of these limitations, you should consider free cash flow alongside other financial performance measures, including net cash provided by (used in) operating activities, capital expenditures and our other GAAP results.

CHEWY, INC. | LETTER TO SHAREHOLDERS 15

The following table presents a reconciliation of net cash provided by (used in) operating activities to free cash flow for each of the periods indicated. ($ in thousands) 26 Weeks Ended Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow August 4, 2019 July 29, 2018 Net cash used in operating activities $ (29,334) $ (49,203) Add (deduct): Capital expenditures (24,163) (28,197) Free Cash Flow $ (53,497) $ (77,400) Free cash flow may be affected in the near to medium term by the timing of capital investments (such as the launch of new fulfillment centers, customer service centers, and corporate offices and purchases of IT and other equipment), fluctuations in our growth and the effect of such fluctuations on working capital, and changes in our cash conversion cycle due to increases or decreases of vendor payment terms as well as inventory turnover. CHEWY, INC. | LETTER TO SHAREHOLDERS 16

GUIDANCE Our outlook for the third fiscal quarter, which ends November 3, 2019, and full-year fiscal year 2019, which ends on February 2, 2020, is as follows: FISCAL THIRD QUARTER 2019 GUIDANCE Net Sales $1.19 billion - $1.21 billion 36% to 38% year-over-year growth FISCAL YEAR 2019 GUIDANCE Net Sales $4.75 billion - $4.80 billion 35% to 36% year-over-year growth 38% to 39% year-over-year growth excluding 53rd week in fiscal 2018 Adjusted EBITDA 420 - 450 basis points improvement year-over-year margin(1) (1) Adjusted EBITDA margin is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for additional information on “Non- GAAP” financial measures and a reconciliation of the most comparable GAAP measures. As a reminder, we have a 52 or 53-week fiscal year ending each year on the Sunday that is closest to January 31 of that year. Each fiscal year generally consists of four 13-week fiscal quarters, with each fiscal quarter ending on the Sunday that is closest to the last day of the last month of the quarter. We have not reconciled our adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income, net, and provision for (benefit from) income taxes, which are reconciling items between adjusted EBITDA and GAAP net income (loss). Because such items cannot be reasonably predicted, we are unable to provide a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure. However, such items could have a significant impact on GAAP net income (loss). CHEWY, INC. | LETTER TO SHAREHOLDERS 17

FORWARD-LOOKING STATEMENTS This communication contains forward-looking per active customer; accurately predict economic statements about us and our industry that involve conditions and their impact on consumer spending substantial risks and uncertainties. All statements patterns, particularly in the pet products market, and other than statements of historical facts contained in accurately forecast net sales and appropriately plan this communication, including statements regarding our expenses in the future; introduce new products or our future results of operations or financial condition, offerings and improve existing products; successfully business strategy and plans and objectives of compete in the pet products and services retail management for future operations, are forward- industry, especially in the e-commerce sector; source looking statements. In some cases, you can identify additional, or strengthen our existing relationships forward-looking statements because they contain with, suppliers; negotiate acceptable pricing and words such as “anticipate,” “believe,” “contemplate,” other terms with third-party service providers, “continue,” “could,” “estimate,” “expect,” “intend,” suppliers and outsourcing partners and maintain our “may,” “plan,” “potential,” “predict,” “project,” relationships with such entities; optimize, operate “should,” “target,” “will” or “would” or the negative and manage the expansion of the capacity of our of these words or other similar terms or expressions. fulfillment centers; provide our customers with a cost- These forward-looking statements include, but are effective platform that is able to respond and adapt not limited to, statements concerning our ability to rapid changes in technology; maintain adequate to: sustain our recent growth rates and manage cybersecurity with respect to our systems and ensure our growth effectively; acquire new customers in that our third-party service providers do the same with a cost-effective manner and increase our net sales respect to their systems; successfully manufacture CHEWY, INC. | LETTER TO SHAREHOLDERS 18

and sell our own private brand products; maintain inherently uncertain, and investors are cautioned consumer confidence in the safety and quality of our not to unduly rely on these statements. The forward- vendor-supplied and private brand food products looking statements made in this communication and hardgood products; comply with existing or relate only to events as of the date on which the future laws and regulations in a cost-efficient manner; statements are made. We undertake no obligation to attract, develop, motivate and retain well-qualified update any forward-looking statements made in this employees; and adequately protect our intellectual communication to reflect events or circumstances property rights and successfully defend ourselves after the date of this communication or to reflect new against any intellectual property infringement claims information or the occurrence of unanticipated events, or other allegations that we may be subject to. except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our You should not rely on forward-looking statements forward-looking statements, and you should not place as predictions of future events. We have based undue reliance on our forward-looking statements. the forward-looking statements contained in this Our forward-looking statements do not reflect the communication primarily on our current expectations potential impact of any future acquisitions, mergers, and projections about future events and trends dispositions, joint ventures or investments. that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in our filings with the Securities and Exchange Commission and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward- looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward- looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are CHEWY, INC. | LETTER TO SHAREHOLDERS 19

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